As filed with the Securities and Exchange Commission on July 7, 2015

Registration Nos. 333-186403

333-197461

333-200185

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-186403)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-197461)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-200185)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRI Pointe Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-1763235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19540 Jamboree Road, Suite 300 Irvine, California	92612
(Address of principal executive offices)	(Zip code)

TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan

Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan

Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan

(Full title of the plans)

Bradley W. Blank, Esq.

Vice President, General Counsel and Secretary

TRI Pointe Group, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

(949) 438-1400

(Name, address and telephone number of agent for service)

Copies to:

Michael E. Flynn, Esq.

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612

(949) 451-4054

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

TRI Pointe Group, Inc. (the “Company”), a Delaware corporation, files this Post-Effective Amendment to the Registration Statements on Form S-8 listed below (this “Amendment”) as the successor registrant to its direct, wholly-owned subsidiary TRI Pointe Homes, Inc. (“Predecessor”), a Delaware corporation, in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). This Amendment is a result of Predecessor adopting a holding company organizational structure and pertains to the adoption by the Company of Registration Statement Nos. 333-186403, 333-197461 and 333-200185 (collectively, the “Registration Statements”), originally covering shares of Predecessor’s common stock, par value $0.01 per share (the “Predecessor Common Stock”), issuable pursuant to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan, the Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan and the Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan (collectively, the “Plans”).

Pursuant to the Agreement and Plan of Merger to Form Holding Company dated July 7, 2015 (the “Merger Agreement”), among the Company, Predecessor and TPG Merger, Inc., a Delaware corporation, Predecessor reorganized into a holding company structure, effective as of July 7, 2015, whereby the Company became the holding company for Predecessor (the “Reorganization”).

In accordance with the terms of the Merger Agreement, each outstanding share of Predecessor Common Stock was converted into one share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”). As a result of the Reorganization, each stockholder of Predecessor became a holder of Company Common Stock evidencing the same proportional interests in the Company and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as the Predecessor Common Stock. In connection with the Reorganization, the Company assumed the Predecessor’s existing obligations in connection with awards granted under the Plans and amended the Plans and awards as necessary to provide for the issuance of Company Common Stock rather than Predecessor Common Stock upon the exercise and settlement of awards, as applicable.

In accordance with Rule 414 under the Securities Act, the Company, as the successor registrant to Predecessor, hereby expressly adopts the Registration Statements as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Registration fees were paid at the time of filing the original Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The document(s) containing the information specified in this Part I will be sent or given to participants in the Plans in accordance with Rule 428 under the Securities Act. These documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC, pursuant to the Exchange Act, are hereby incorporated by reference (except for the portions of any Current Reports furnished, as opposed to filed, on Form 8-K) and shall be deemed to be a part hereof from the date of filing of such document:

(a)	The Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2014;

(b)	The Predecessor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

(c)	The Predecessor’s Current Reports on Form 8-K filed on March 5, March 11, April 15, May 12 and May 21, 2015;

(d)	The Predecessor’s Current Report on Form 8-K/A filed on April 15, 2015;

(e)	The Company’s Current Report on Form 8-K filed on July 7, 2015; and

(f)	The description of the Company Common Stock, par value $0.01 per share, contained in the Company’s Current Report on Form 8-K filed on July 7, 2015, which updates the description of the Predecessor Common Stock contained in the Predecessor’s Registration Statement on Form 8-A filed under the Exchange Act on January 28, 2013.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for the portions of the Company’s Current Reports furnished, as opposed to filed, on Form 8-K) after the date of this Amendment and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Amendment and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Amendment to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Amendment.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Bradley W. Blank, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is an executive officer of the Company and participates in the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan and other benefit plans established by the Predecessor and assumed by the Company. As of June 30, 2015, he beneficially owned 1,304 shares of the Predecessor’s Common Stock.

Item 6.	Indemnification of Directors and Officers.

Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law, which is referred to as the “DGCL,” a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (1) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation (which is referred to as the “charter”) provides for such limitation of liability.

The Company’s Charter. Article X of the Company’s charter provides that the Company shall, to the fullest extent authorized by the DGCL, indemnify any person made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company. The Company may, by action of its board of directors, provide indemnification to employees and agents of the Company to such extent and to such effect as the board of directors shall determine to be appropriate and authorized by the DGCL. Article X of the Company’s charter also provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s Bylaws. Article VII of the Company’s bylaws (which is referred to as the “bylaws”) provides that Company shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. The Company shall not be required to indemnify any person in connection with an action, suit or proceeding initiated by such person, including a counterclaim or crossclaim, unless such action, suit or proceeding was authorized by the board of directors. The Company may, by action of the board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as our board of directors shall determine to be appropriate and authorized by Delaware law.

Indemnification Agreements. In addition to the provisions of the Company’s charter and bylaws described above, the Company will amend the indemnification agreements entered into between its directors and certain of its officers and Predecessor, to add Holdings as a party to the indemnification agreements in connection with its assumption of the rights and obligations of Predecessor under the indemnification agreements. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insurance. The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger to Form Holding Company, dated as of July 7, 2015, by and among TRI Pointe Homes, Inc., TRI Pointe Group, Inc. and TPG Merger, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

4.1	Amended and Restated Certificate of Incorporation of TRI Pointe Group, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of TRI Pointe Group, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

4.3	Investor Rights Agreement, dated as of January 30, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 4.2 to the Predecessor’s Registration Statement on Form S-4 (File No. 333-193248) filed January 9, 2014, and incorporated herein by reference).

4.4	First Amendment to Investor Rights Agreement, dated as of November 3, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 10.9 to the Predecessor’s Current Report on Form 8-K filed Nov. 4, 2013, and incorporated herein by reference).

4.5	Second Amendment to Investor Rights Agreement, dated as of July 7, 2015, by and among TRI Pointe Homes, Inc., TRI Pointe Group, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

4.6	Registration Rights Agreement, dated as of January 30, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Frankel Associates, L.P., Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 4.4 to the Predecessor’s Registration Statement on Form S-4 (File No. 333-193248) filed January 9, 2014, and incorporated herein by reference).

4.7	First Amendment to Registration Rights Agreement, dated as of July 7, 2015, by and among TRI Pointe Homes, Inc., TRI Pointe Group, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Frankel Associates, L.P., Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

5.1	Opinion of Bradley W. Blank, Esq., Vice President, General Counsel and Secretary of the Company

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Bradley W. Blank, Esq. (included in Exhibit 5.1)

99.1	TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (filed as Exhibit 3.1 to the Predecessor’s Registration Statement on Form S-1 (File No. 333-185642) filed Jan. 9, 2013, and incorporated herein by reference).

99.2	Amendment No. l to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed June 23, 2014, and incorporated herein by reference).

99.3	Amendment No. 2 to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (filed as Exhibit 10.2 to the Predecessor’s Current Report on Form 8-K filed June 23, 2014, and incorporated herein by reference).

99.4	Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan (filed as Exhibit 99.1 to the Predecessor’s Registration Statement on Form S-8 filed July 16, 2014, and incorporated herein by reference).

99.5	Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan (filed as Exhibit 99.1 to the Predecessor’s Registration Statement on Form S-8 filed July 16, 2014, and incorporated herein by reference).

99.6	Omnibus Amendment to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan, TRI Pointe Group Short-Term Incentive Plan, Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan and the Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan and their related stock option, restricted stock unit, cash incentive award agreements and performance share unit agreements, dated as of July 7, 2015 (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

Item 9.	Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus that is filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 7th day of July, 2015.

TRI Pointe Group, Inc.

By:	/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas F. Bauer, Michael D. Grubbs and Thomas J. Mitchell, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file this post-effective amendment to registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Barry S. Sternlicht	Chairman of the Board of Directors, Director	July 7, 2015
Barry S. Sternlicht

/s/ Douglas F. Bauer	Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2015
Douglas F. Bauer

/s/ Michael D. Grubbs	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 7, 2015
Michael D. Grubbs
/s/ Glenn J. Keeler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 7, 2015
Glenn J. Keeler

/s/ Lawrence B. Burrows	Director	July 7, 2015
Lawrence B. Burrows

/s/ Daniel S. Fulton	Director	July 7, 2015
Daniel S. Fulton

/s/ Kristin F. Gannon	Director	July 7, 2015
Kristin F. Gannon

/s/ Steven J. Gilbert	Director	July 7, 2015
Steven J. Gilbert

/s/ Christopher D. Graham	Director	July 7, 2015
Christopher D. Graham

/s/ Constance B. Moore	Director	July 7, 2015
Constance B. Moore

/s/ Thomas B. Rogers	Director	July 7, 2015
Thomas B. Rogers

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger to Form Holding Company, dated as of July 7, 2015, by and among TRI Pointe Homes, Inc., TRI Pointe Group, Inc. and TPG Merger, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

4.1	Amended and Restated Certificate of Incorporation of TRI Pointe Group, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of TRI Pointe Group, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

4.3	Investor Rights Agreement, dated as of January 30, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 4.2 to the Predecessor’s Registration Statement on Form S-4 (File No. 333-193248) filed January 9, 2014, and incorporated herein by reference).

4.4	First Amendment to Investor Rights Agreement, dated as of November 3, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 10.9 to the Predecessor’s Current Report on Form 8-K filed Nov. 4, 2013, and incorporated herein by reference).

4.5	Second Amendment to Investor Rights Agreement, dated as of July 7, 2015, by and among TRI Pointe Homes, Inc., TRI Pointe Group, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

4.6	Registration Rights Agreement, dated as of January 30, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Frankel Associates, L.P., Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 4.4 to the Predecessor’s Registration Statement on Form S-4 (File No. 333-193248) filed January 9, 2014, and incorporated herein by reference).

4.7	First Amendment to Registration Rights Agreement, dated as of July 7, 2015, by and among TRI Pointe Homes, Inc., TRI Pointe Group, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Frankel Associates, L.P., Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).

5.1	Opinion of Bradley W. Blank, Esq., Vice President, General Counsel and Secretary of the Company

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Bradley W. Blank, Esq. (included in Exhibit 5.1)

99.1	TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (filed as Exhibit 3.1 to the Predecessor’s Registration Statement on Form S-1 (File No. 333-185642) filed Jan. 9, 2013, and incorporated herein by reference).

99.2	Amendment No. l to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed June 23, 2014, and incorporated herein by reference).

99.3	Amendment No. 2 to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (filed as Exhibit 10.2 to the Predecessor’s Current Report on Form 8-K filed June 23, 2014, and incorporated herein by reference).

99.4	Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan (filed as Exhibit 99.1 to the Predecessor’s Registration Statement on Form S-8 filed July 16, 2014, and incorporated herein by reference).

99.5	Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan (filed as Exhibit 99.1 to the Predecessor’s Registration Statement on Form S-8 filed July 16, 2014, and incorporated herein by reference).

99.6	Omnibus Amendment to the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan, TRI Pointe Group Short-Term Incentive Plan, Weyerhaeuser Real Estate Company 2004 Long-Term Incentive Plan and the Weyerhaeuser Real Estate Company 2013 Long-Term Incentive Plan and their related stock option, restricted stock unit, cash incentive award agreements and performance share unit agreements, dated as of July 7, 2015 (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed July 7, 2015, and incorporated herein by reference).